Exhibit 99.1

FOR IMMEDIATE RELEASE

CISO Global Completes Balance Sheet Restructuring as Key Investors Exchange Over $9 Million of Debt into Preferred Shares

Scottsdale, AZ — August 5, 2025 — CISO Global (NASDAQ: CISO), a premier provider of AI-powered cybersecurity software and compliance services, announced today a significant investor-driven financial restructuring. Over $9 million in convertible debt was exchanged into newly issued Preferred Shares by two strategic long-term investors.

Both principal investors involved in this restructuring have a longstanding commitment to CISO Global, with one serving as a current Director and the other as a member of the Advisory Board. Their decision to convert their notes underscores their confidence in the Company’s strategic shift toward software-focused cybersecurity solutions, particularly given the significant traction CISO Global is experiencing within the insurance channel.

The restructuring introduces newly issued Preferred Shares carrying a 10% coupon and holding seniority in the company’s capital structure without the issuance of warrants. The conversion eradicates all long-term debt, leaving only a modest receivables line of credit with the company’s banking partner, significantly improving the financial profile and simplifying the company’s capital structure.

CEO David Jemmett remarked, “We are deeply appreciative of the ongoing support and confidence demonstrated by both Hensley and JC Associates. This non-dilutive restructuring significantly enhances our balance sheet and represents a strong vote of confidence in our strategic direction and future growth prospects.”

CISO Global, now with an optimized financial structure driven by investor confidence, is strategically set to expand its market-leading cybersecurity software solutions, enhance market penetration, and drive sustainable growth.

About CISO Global

CISO Global, Inc. (NASDAQ: CISO), headquartered in Scottsdale, Arizona, is an industry leader in AI-powered cybersecurity software, managed cybersecurity, and compliance that delivers comprehensive solutions designed to protect organizations from the latest cyber threats. The company protects the most demanding businesses and government organizations against continuing and emerging security threats and ensures their compliance obligations are being met. For more information about the company, visit ciso.inc; see the following link to join the investor relations email alerts.

Safe Harbor Statement

This news release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, our belief that we are an industry leader in proprietary software, managed cybersecurity, and compliance; our belief in the positive outcome of the financial restructuring of convertible debt into preferred shares; our belief in the confidence of our principal investors who were involved in the restructuring; our continued expectation of the sales progression within the insurance market in our software focused cybersecurity solutions; our intent to eliminate long-term debt while continuing to maintain a receivables line of credit; our belief that this financial restructuring improves our financial profile and simplifies our capital structure; our belief that we can expand cybersecurity software solutions, enhance market penetration, and drive sustainable growth; and our belief that we provide comprehensive cybersecurity solutions to our clients. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. These risks may be detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

For Media Inquiries:

Debra Gallington

debra.gallington@ciso.inc

(480) 389-3444